Exhibit 23.4

Consent of Independent Public Accounting Firm

We consent to the use in this Amendment Number 2 to Registration Statement (No. 333-129138) on Form S-1 of OMNI Energy Services Corp. of our report dated February 27, 2004 relating to our audit of the financial statements of Trussco, Inc. for the years ending December 31, 2003 and 2002, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Broussard, Poche’, Lewis and Breaux, L.L.P.
Lafayette, Louisiana
January 13, 2006